UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2018

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on May 14, 2018, by Bravatek Solutions, Inc., a Colorado corporation (the “Company”), on May 8, 2018, the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Triton Funds, LP, a Delaware limited partnership (the “Investor”), pursuant to which the Company had the right to require the Investor to purchase up to $500,000 (the “Commitment Amount”) of the Company’s common stock during a commitment period terminating on December 31, 2018 (the “Termination Date”) (or earlier termination pursuant to the terms of the Equity Purchase Agreement). The obligation of the Investor to purchase shares was subject to several conditions, including that the Company file a registration statement with the United States Securities and Exchange Commission within 60 days from the date of the Equity Purchase Agreement (the “Registration Statement Filing Deadline”).

On August 31, 2018, the Company and the Investor entered into an amendment to the Equity Purchase Agreement pursuant to which the Commitment Amount was increased to $1,000,000, the Termination Date was extended to June 30, 2019, and the Registration Statement Filing Deadline was extended from 60 days to 130 days from the date of the Equity Purchase Agreement.

The foregoing description of the amendment to the Equity Purchase Agreement is qualified in its entirety by the full text of the amendment, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1	Amendment No. 1 to Equity Purchase Agreement by and between Bravatek Solutions, Inc. and Triton Funds, LP, dated August 31, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: September 4, 2018	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

3